Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of TradeUP Global Corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jianwei Li, Co-Chief Executive Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 18, 2022	/s/ Jianwei Li
Name: Jianwei Li
Title: Co-Chief Executive Officer
(Principal Executive Officer)